Exhibit 99.1

Vanda Pharmaceuticals Announces Collaborative Framework for Resolution of Disputes with the U.S. Food and Drug Administration

WASHINGTON, Oct. 1, 2025 /PRNewswire/ -- Vanda Pharmaceuticals Inc. (Vanda) (Nasdaq: VNDA) today announced that it has agreed on a collaborative framework with the U.S. Food and Drug Administration (FDA) for the resolution of certain disputes regarding HETLIOZ® (tasimelteon) and tradipitant.
Key features of the agreement include:
•The FDA will conduct an expedited re-review of the partial clinical hold preventing long term clinical studies of tradipitant for the treatment of motion sickness by November 26, 2025. The FDA will continue its review of Vanda’s New Drug Application (NDA) for this indication, with the existing Prescription Drug User Fee Act (PDUFA) target action date of December 30, 2025.
•The FDA will conduct an expedited re-review of Vanda’s supplemental New Drug Application (sNDA) for HETLIOZ® for the treatment of jet lag disorder by January 7, 2026, including consideration of alternative or narrowed indications focusing on the sleep-related aspects of jet lag disorder. During the re-review, Vanda and the FDA will seek a temporary pause of the Part 12 proceedings that result from the D.C. Circuit’s recent decision in Vanda Pharmaceuticals v. FDA, No. 24-1049 (D.C. Cir.).
•The FDA and Vanda will seek a temporary pause of the ongoing administrative proceedings before the FDA Commissioner for Vanda’s NDA for tradipitant for the treatment of gastroparesis, until January 7, 2026.
•Vanda and the FDA have sought a pause in Vanda’s lawsuit challenging the FDA’s practice of taking up to 12 months—rather than the statutory 180 days—to decide new drug applications, Vanda Pharms. Inc. v. FDA, Nos. 24-cv-351 and 25-cv-536 (D.D.C.).
•Vanda will dismiss its lawsuit challenging the FDA’s partial clinical hold preventing long term studies of tradipitant for the treatment of motion sickness, Linn v. FDA, No. 2:25-cv-32 (M.D. Fla.).
•Vanda will dismiss its lawsuit regarding Vanda’s request to provide information to prescribers and patients regarding the efficacy of HETLIOZ® in jet lag disorder, Vanda Pharms. Inc. v. FDA, No. 4:25-cv-1648 (S.D. Tex.).
About Vanda Pharmaceuticals Inc.
Vanda is a leading global biopharmaceutical company focused on the development and commercialization of innovative therapies to address high unmet medical needs and improve the lives of patients. For more on Vanda Pharmaceuticals Inc., please visit www.vandapharma.com and follow us on X @vandapharma.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Various statements in this press release, including, but not limited to statements regarding the actions that the FDA is expected to take, and the timing thereof, with respect to the NDA for tradipitant for the treatment of motion sickness and the sNDA for HETLIOZ® for the treatment of jet lag disorder, and the actions that Vanda and the FDA are expected to take with respect to certain of their ongoing administrative proceedings and litigation, are “forward-looking statements” under the securities laws. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are based upon current expectations and assumptions that involve risks, changes in circumstances and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Vanda’s forward-looking statements include, among others, the FDA’s ability to conduct expedited re-reviews of the partial clinical hold on tradipitant for the treatment of motion sickness by November 26, 2025 and the sNDA for HETLIOZ® for the treatment of jet lag disorder by January 7, 2026, the FDA’s ability to complete its review of the NDA for tradipitant for the treatment of motion sickness by the existing PDUFA target action date of December 30, 2025, and the results of the FDA’s review of the NDA for tradipitant for the treatment of gastroparesis. Therefore, no assurance can be given that the results or developments anticipated by Vanda will be realized, or even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Forward-looking statements in this press release should be evaluated together with the various risks and uncertainties that affect Vanda’s business and market, particularly those identified in the “Cautionary Note Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s most recent Annual Report on Form 10-K, as updated by Vanda’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.
All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this press release is provided only as of the date of this press release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Corporate Contact:

Kevin Moran
Senior Vice President, Chief Financial Officer and Treasurer
Vanda Pharmaceuticals Inc.
202-734-3400
pr@vandapharma.com

Jim Golden / Jack Kelleher / Dan Moore
Collected Strategies
VANDA-CS@collectedstrategies.com
SOURCE Vanda Pharmaceuticals Inc.